UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

COMPLETE GENOMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34939	20-3226545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2071 Stierlin Court

Mountain View, California 94043

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 943-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2011, at a meeting of the Board of Directors (the “Board”) of Complete Genomics, Inc. (the “Company”), the Board, upon recommendation by the Compensation Committee of the Board, approved a change in control and severance plan (the “Plan”) for the Company’s executive officers and other members management. The following is a summary of the material terms of the Plan:

If a named executive officer is terminated without cause or experiences a constructive termination, such named executive officer will receive:

•	a lump sum payment equal to a pre-determined number of months of his base salary then in effect, less applicable withholdings; and

•	the reimbursement or direct payment of up to a pre-determined number of months of COBRA coverage for the named executive officer and his covered dependents.

If a named executive officer is terminated without cause or experiences a constructive termination upon the consummation of, or within twelve (12) months following, a change in control of the Company, then such named executive officer will receive:

•	a lump sum payment equal to the sum of a pre-determined number of months of his base salary then in effect and his target cash bonus for the current fiscal year, less applicable withholdings;

•	the reimbursement or direct payment of up to a pre-determined number of months of COBRA coverage for the named executive officer and his covered dependents; and

•	immediate and automatic vesting in full and exercisability of all unvested equity awards.

In order to be eligible to receive any of the severance payment described above a named executive officer must provide a release of claims against the Company.

The following table sets forth the pre-determined number of months for the lump sum payment of base salary payable to a named executive officer and months of COBRA benefits reimbursable or payable by the Company in the event of a termination without cause or a constructive termination:

	Termination without Cause or Constructive Termination	Termination without Cause or Constructive Termination Within 12 Months Following a Change in Control
Named Executive Officer and Position	Months of Base Salary/COBRA Coverage	Months of Base Salary/COBRA Coverage
Clifford A. Reid, Ph.D. President and Chief Executive Officer	12	18
Ajay Bansal Chief Financial Officer	9	12
Radoje Drmanac, Ph.D. Chief Scientific Officer	9	12
Bruce Martin Senior Vice President of Product Development	9	12
Mark J. Sutherland Senior Vice President of Business Development	9	12
R. John Curson Vice President, Financial Operations	6	9

The definitions of “cause,” “change in control” and “constructive termination” used in the Plan and referenced above are as follows:

•

“cause” means: (a) the named executive officer’s theft, dishonesty or falsification of any employment or Company records; (b) the named executive officer’s malicious or reckless disclosure of the Company’s confidential or proprietary information; (c) the named executive officer’s commission of any immoral or illegal act or any gross or willful misconduct, where the Company reasonably determines that such act or misconduct has (1) seriously undermined the ability of the Company’s management to entrust the named executive officer with important matters or otherwise work effectively with the named executive officer, (2) contributed to the Company’s loss of significant revenues or business opportunities, or (3) significantly and detrimentally effected the business or reputation of the Company or any of its subsidiaries; and/or (d) the named executive officer’s failure or refusal by the named executive officer to work diligently to perform tasks or to work toward the achievement of goals reasonably requested by the Board, provided such breach, failure or refusal continues after the receipt of reasonable notice in writing of such failure or refusal and an opportunity to correct the problem. “Cause” does not include a physical or mental disability.

•

“change in control” means the occurrence of any of the following events: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (1) the continuing or surviving entity or (2) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

•

“constructive termination” means the named executive officer’s resignation within sixty (60) days of one or more of the following events which remains uncured thirty (30) days after the named executive officer’s delivery of written notice thereof: (a) the delegation to the named executive officer of duties or the reduction of the named executive officer’s duties, either of which substantially reduces the nature, responsibility, or character of the named executive officer’s position immediately prior to such delegation or reduction; (b) a material reduction by the Company in the named executive officer’s base salary in effect immediately prior to such reduction, except to the extent the base salaries of all other executives of the Company are similarly reduced; (c) a material reduction by the Company in the kind or level of employee benefits or fringe benefits to which the named executive officer was entitled prior to such reduction; or the taking of any action by the Company that would adversely affect the named executive officer’s participation in any plan, program or policy generally applicable to employees of equivalent seniority, except to the extent the kind or level of employee benefits or fringe benefits of all other executives of the Company are similarly reduced; and (d) the Company’s requiring the named executive officer to relocate the named executive officer’s office to a place more than forty (40) miles from the Company’s present headquarters location (except that required travel on the Company’s business to an extent substantially consistent with the named executive officer’s business travel obligations in effect prior to such change is not be considered a relocation).

In order to be eligible to participate in the Plan, the named executive officer must first execute a letter agreement that, among other things, requires the named executive officer to waive any pre-existing severance entitlement.

The foregoing description of the material terms of the Plan is subject to and qualified in its entirety by the Plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011	COMPLETE GENOMICS, INC.

	By:	/s/ Ajay Bansal
Ajay Bansal
Chief Financial Officer